Exhibit 1.1
[Execution Version]
TEEKAY LNG PARTNERS L.P.
5,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
April 17, 2008
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
As Representatives of the several Underwriters
      named in Schedule I attached hereto,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (the “Partnership”), proposes to issue and sell (the “Offering”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (the “Agreement”) 5,000,000 Common Units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to you an option to purchase up to 750,000 additional Common Units to cover over-allotments (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”
          Teekay GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), serves as the sole general partner of the Partnership. Teekay LNG Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”), is a wholly owned direct subsidiary of the Partnership. Teekay Luxembourg S.a.r.l., a Luxembourg company (“Luxco”), is a wholly owned direct subsidiary of the Operating Company. Teekay Shipping Spain S.L., a Spanish company (“Teekay Spain”), is a wholly owned direct subsidiary of Luxco. The entities set forth on Schedule II are direct or indirect subsidiaries of the Partnership and are referred to herein collectively with Luxco and Teekay Spain as the “Operating Subsidiaries”).
          On April 15, 2008, Teekay Corporation, a Marshall Islands corporation and the indirect owner of the General Partner (“Teekay”), and the Partnership entered into that certain Unit Purchase Agreement (the “Unit Purchase Agreement”) providing for the issuance and sale by the Partnership to Teekay or its designee of 1,739,130 Common Units (the “Private Sale Units” at a price of $28.75 per unit (the “Private Placement”).
          The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Teekay Entities.” The General

Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Teekay Parties.”
          This is to confirm the agreement among the Teekay Parties, Teekay and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.
          1. Representations, Warranties and Agreements of the Teekay Parties. Each of the Teekay Parties, jointly and severally, represents and warrants to each Underwriter and agrees with each Underwriter, that:
          (a) Registration. A registration statement on Form F-3 (File No. 333-137697) with respect to the Common Units being sold by the Partnership has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Act and (iii) become effective under the Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Partnership to you. As used in this Agreement:
          (i) “Applicable Time” means 4:15 p.m. (New York City time) on the date of this Agreement, which the Representatives have informed the Partnership is a time prior to the first sale of the Units;
          (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
          (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
          (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;
          (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus listed on Annex 1, and (B) the number of Units, the pricing information and the Closing Date (as defined in Section 3), which are set forth on Annex 2 hereto and will be included on the cover page of the Prospectus;
          (vi) “Prospectus” means the final prospectus supplement relating to the Units, including the accompanying base prospectus, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

          (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus, and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Partnership meets the requirements for use of Form F-3 under the Act.
          (b) Partnership Not an Ineligible Issuer. At (i) the time of initial filing of the Registration Statement and (ii) the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Act.
          (c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and each Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on each Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.
          (d) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(b).
          (e) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(b).
          (f) No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (g) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(b).
          (h) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its date, did not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
          (i) Conformity of Issuer Free Writing Prospectuses to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

          (j) Formation and Qualification. Each of the Teekay Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, except as set forth in or contemplated in the Pricing Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto). Each of the Teekay Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date, and to conduct its business as currently conducted and as to be conducted at each Closing Date, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus.
          (k) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”) (except restrictions on transferability contained in the Partnership Agreement as described in the Pricing Disclosure Package and the Prospectus, or under applicable securities laws).
          (l) Ownership of the Sponsor Units and Incentive Distribution Rights in the Partnership. Teekay Holdings Limited, a Bermuda company (“Teekay Holdings”) directly owns immediately prior to the Offering, 8,734,572 Common Units and 14,734,572 Subordinated Units (all such Common and Subordinated Units being collectively referred to herein as the “Sponsor Units”), and the General Partner owns 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”), in each case free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement as described in the Pricing Disclosure Package and the Prospectus, or under applicable securities laws).
          (m) Valid Issuance of the Units. At each Closing Date, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Form 8-A/A under the caption “Our Partnership Agreement —Limited Liability”).

          (n) Valid Issuance of the Private Sale Units. At the Closing Date, the Private Sale Units and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to Teekay or its designee against payment therefor in accordance with the terms of the Unit Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Form 8-A/A under the caption “Our Partnership Agreement —Limited Liability”).
          (o) Ownership of the General Partner. Teekay Holdings directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended or restated on or prior to the date hereof (the “General Partner LLC Agreement”), and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company Act); and Teekay Holdings owns such membership interest free and clear of all Liens.
          (p) Ownership of the Operating Company. The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company, as amended or restated on or prior to the date hereof (the “Operating Company LLC Agreement”), and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company Act); and the Partnership owns such membership interest free and clear of all Liens.
          (q) Ownership of the Operating Subsidiaries. The Operating Company owns, directly or indirectly, the equity interests in each of the Operating Subsidiaries set forth in Schedule II; such equity interests owned by the Operating Company are duly authorized and validly issued in accordance with the organizational documents of each Operating Subsidiary, as amended or restated on or prior to the date hereof (the “Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Operating Subsidiaries’ Organizational Agreements) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary); and the Operating Company owns such equity interests free and clear of all Liens except for Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Pricing Disclosure Package and the Prospectus.
          (r) No Other Subsidiaries. Other than its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, and at each Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and 100% interest in Teekay LNG Finance Corp., a Marshall Islands corporation, and (ii) the Operating Company’s ownership (directly or indirectly) of the equity interests in each of the Operating Subsidiaries as set forth on Schedule II, neither the Partnership nor the Operating Company owns, and at each Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
          (s) No Preemptive Rights or Options. Except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Teekay Entities. Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (i) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, (ii) any membership interests in the Operating Company, (iii) to the Teekay Parties’ knowledge, any membership interests in the General Partner, or (iv) any equity interests in any Operating Subsidiary.
          (t) No Registration Rights. No holder of securities of any of the Teekay Entities has rights to the registration of such securities under the Registration Statement, except for any rights of Teekay with respect to this Offering, which rights, if any, it has waived.
          (u) Capitalization. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 22,540,547 Common Units, 14,734,572 Subordinated Units and the Incentive Distribution Rights. All of such Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Partnership’s Form 8-A/A filed with the Commission on September 29, 2006 (the “Form 8-A/A”) under the caption “Our Partnership Agreement —Limited Liability”).
          (v) Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Pricing Disclosure Package and the Prospectus. At each Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Teekay Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the Private Sale Units, the execution and delivery by the Teekay Parties of this Agreement, the execution and delivery by the Partnership of the Unit Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the Unit Purchase Agreement shall have been validly taken.
          (w) Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Teekay Parties.
          (x) Enforceability of Other Agreements.
          (i) the General Partner LLC Agreement has been duly authorized, executed and delivered by Teekay Holdings and is a valid and legally binding agreement of Teekay Holdings, enforceable against Teekay Holdings in accordance with its terms;

          (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
          (iii) the Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
          (iv) each of the Operating Subsidiaries’ Organizational Documents have been duly authorized, executed and delivered by the appropriate Teekay Entity and is a valid and legally binding agreement of such Teekay Entity, enforceable against such Teekay Entity in accordance with its terms; and
          (v) at Closing, the Unit Purchase Agreement will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
provided that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
          The General Partner LLC Agreement, the Partnership Agreement, the Operating Company LLC Agreement, and the Operating Subsidiaries’ Organizational Documents are herein collectively referred to as the “Organizational Documents.”
          (y) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement by the Teekay Parties and the Unit Purchase Agreement by the Partnership and Teekay, the consummation of the transactions contemplated hereby and thereby, or the application of the proceeds from the sale of the Units and the Private Sale Units as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, or judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Pricing Disclosure Package and the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement or the Unit Purchase Agreement.
          (z) No Consents. Except for (i) the registration of the Units under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Units by the Underwriters, and (iii) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement and the Unit Purchase Agreement by the parties hereto or thereto (other than the Underwriters), or the consummation of the transactions contemplated by this Agreement.
          (aa) No Default. None of the Teekay Entities is (i) in violation of its Organizational Documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement or the Unit Purchase Agreement. To the knowledge of the Teekay Parties, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.
          (bb) Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein will conform, and the Private Sale Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided in the Unit Purchase Agreement, will conform, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.
          (cc) No Material Adverse Change. Since the date of the latest audited financial statements included in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto after the date hereof) and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), (i) no Teekay Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Teekay Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, and (iii) none of the Teekay Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Teekay Entities, taken as a whole, or otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto).
          (dd) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package (and any amendment or supplement thereto) and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement, the Pricing Disclosure Package (and any amendment or supplement thereto) and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived.
          (ee) Independent Registered Public Accounting Firm. The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements of the Partnership (successor to Luxco) and the General Partner and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, were and are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
          (ff) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Partnership or sale by the Partnership of the Units or the consummation of the transactions contemplated by this Agreement.

          (gg) Title to Properties. The Operating Company and the Operating Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as owned by the Operating Company and the Operating Subsidiaries, and each Operating Subsidiary identified on Exhibit B is the sole owner of the vessel set forth opposite its name on Exhibit B (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Pricing Disclosure Package and the Prospectus (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Pricing Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus.
          (hh) Vessel Registration. Each vessel identified in Exhibit B is duly registered under the laws of the jurisdiction set forth on Exhibit B in the name of the applicable Operating Subsidiary or other Teekay Entity identified in Exhibit B, free and clear of all Liens except for Permitted Liens.
          (ii) Permits. Each of the Teekay Entities has such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Pricing Disclosure Package and the Prospectus, each of the Teekay Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.
          (jj) Insurance. Except as set forth in the Pricing Disclosure Package and the Prospectus with respect to off hire insurance, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the General Partner believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
          (kk) Contracts to be Described or Filed. To the best knowledge of the Teekay Parties, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
          (ll) Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Teekay Parties, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not adequately disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Teekay Parties, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, or (2) prevent or result in the suspension of the offering and issuance of the Units, or (B) questions the validity of this Agreement or the Unit Purchase Agreement.
          (mm) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.

          (nn) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission, the NYSE (as defined in Section 1(ww) hereof) that are effective and applicable to the Partnership.
          (oo) No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and none of the Teekay Parties is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect.
          (pp) Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.
          (qq) Books and Records. Each Teekay Entity maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (rr) Environmental Compliance. Each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Teekay Parties, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in (i) — (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
          (ss) Effect of Environmental Laws. In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
          (tt) Intellectual Property. Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Teekay Parties believe that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.
          (uu) No Distribution of Other Offering Materials. None of the Teekay Entities has distributed and, prior to the later to occur of (i) each Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or other materials, if any, permitted by the Act, including Rule 134 under the Act.
          (vv) Private Sale. The issuance and sale of Common Units to Teekay or its designee by the Partnership pursuant to the Unit Purchase Agreement will not violate the provisions of the Act.
          (ww) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.
          (xx) Investment Company. None of the Teekay Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” and after giving effect to the Offering will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).
          (yy) Passive Foreign Investment Company. To the best knowledge of the Teekay Parties, none of the Teekay Entities that have or is generating income is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Code.
          (zz) Tax Passthrough Status. None of the Teekay Entities has elected to be treated as a corporation for United States federal income tax purposes. With the exception of

Arctic Spirit, L.L.C., Polar Spirit L.L.C., Taizhou Hull No. WZL 0501 L.L.C., Taizhou Hull No. WZL 0502 L.L.C. and Taizhou Hull No. WZL 0503 L.L.C., each of the Teekay Entities has properly elected not to be treated as a corporation for United States federal income tax purposes (other than any Teekay Entity that is classified other than as a corporation without regard to whether it makes an election).
          (aaa) Foreign Corrupt Practices Act. No Teekay Entity nor any director, officer, agent, employee or affiliate of any Teekay Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Teekay Entities and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (bbb) Sanctions Laws and Regulations. Neither the sale of the Units by the Partnership hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.
          (ccc) OFAC. None of the Teekay Entities is, and, to the knowledge of the Teekay Parties, no director, officer, agent, employee or affiliate of any of the Teekay Entities is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Teekay Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (ddd) Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Teekay Parties, threatened.

          (eee) Brokers. Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any Teekay Entity and any person that would give rise to a valid claim against any Teekay Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Units.
          (fff) Market Stabilization. None of the Teekay Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
          (ggg) Prohibition on Dividends. Except as provided in credit and loan agreements described in the Pricing Disclosure Package and Prospectus and by Section 40 of the Marshall Islands Limited Liability Company Act of 1996, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.
          (hhh) Statistical and Market Data. The statistical and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Teekay Parties believe to be reliable and accurate.
          Any certificate signed by any officer of any Teekay Entity and delivered to the Underwriters or to counsel for the Underwriters in connection with the closing of the Offering shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to each Underwriter.
          2. Representations, Warranties and Agreements of Teekay. Teekay represents and warrants to each Underwriter and agrees with each Underwriter that:
          (a) Formation and Qualification. Teekay has been duly incorporated and is validly existing in good standing as a corporation under the law of the Republic of the Marshall Islands.
          (b) Authority. At each Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by Teekay or any of its stockholders for the execution and delivery by Teekay of this Agreement and the Unit Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the Unit Purchase Agreement shall have been validly taken.
          (c) Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by Teekay.
          (d) Execution, Delivery and Enforceability of the Unit Purchase Agreement. The Unit Purchase Agreement has been duly authorized, validly executed and delivered by

Teekay and is a valid and legally binding agreement of Teekay, enforceable against Teekay in accordance with its terms.
          (e) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement by the Teekay Parties and the Unit Purchase Agreement by the Partnership and Teekay, the consummation of the transactions contemplated hereby or thereby, or the application of the proceeds from the sale of the Units and the Private Sale Units as described under “Use of Proceeds” in the Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of Teekay, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any Teekay is a party or by which Teekay or any of its properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, or judgment, order or decree applicable to Teekay of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Teekay or any of its properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of Teekay, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of Teekay to perform its obligations under this Agreement or the Unit Purchase Agreement.
          (f) No Consents. No consent of or with any court, governmental agency or body having jurisdiction over Teekay or its properties is required in connection with the execution, delivery and performance of this Agreement and the Unit Purchase Agreement by Teekay.
          3. Purchase and Sale.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $27.6719 per Unit, the amount of the Firm Units set forth opposite such Underwriter’s name on Schedule I hereto.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to 750,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.
          4. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:30 AM, New York City time, on April 23, 2008 at the offices of Perkins Coie LLP, Portland, Oregon, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 10 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for account of each Underwriter against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
          If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the initial Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for account of each Underwriter against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. If settlement of the Option Units occurs after the initial Closing Date, the Partnership will deliver to the Representatives for the account of each Underwriter on the Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the initial Closing Date pursuant to Section 7 hereof.
          For purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Pricing Disclosure Package and the Prospectus.
          6. Agreements. Each of the Teekay Parties, jointly and severally, agrees with the several Underwriters that:
          (a) Preparation of Prospectus. The Partnership will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A under the Act. The Partnership will make no further amendment or any supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus prior to the Closing Date without your consent, which will not be unreasonably withheld, except as permitted herein and will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof. The Partnership will file promptly all reports and other documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Units, and will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or for additional information, and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
          (b) Signed Copy of Registration Statement. The Partnership will furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
          (c) Delivery of Documents. The Partnership will deliver promptly to the Representatives such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Pricing Disclosure Package, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Applicable Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference into to the Prospectus in order to comply with the Act or the Exchange Act, the Partnership will notify the Representatives and, upon their request, will file such document and will prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (d) Amendments and Supplements. The Partnership will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be required by the Act or requested by the Commission during such period as the Underwriters may have a prospectus delivery requirement.
          (e) Filings with the Commission. At any time before the termination of the offering of the Units, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus, any amendment to any document incorporated by reference in the Prospectus , or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, the Partnership will furnish a copy thereof to the Representatives and will not file any such document to which the Representatives shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing.
          (f) No Issuer Free Writing Prospectuses without Consent. The Teekay Parties will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
          (g) Retention of Issuer Free Writing Prospectuses; Content. The Partnership will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof through the completion of the offering of the Units any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such documents and to prepare and furnish without charge to the Underwriters as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus, that will correct such conflict, statement or omission or effect such compliance.
          (h) Reports to Unitholders. As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Teekay Entities (excluding the General Partner) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
          (i) Copies of Reports. For a period of two years following the date hereof, it will furnish to the Underwriters copies of all materials furnished by the Partnership to its unitholders and all reports and financial statements furnished by the Partnership to the NYSE pursuant to requirements of or agreements with the NYSE or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder (other than any annual CEO certification and annual written affirmations to the NYSE), in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.

          (j) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Units.
          (k) Lock-up Period; Lock-up Letters. The Teekay Entities will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Teekay Entities or any affiliated company of the Teekay Entities, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement (the “Restricted Period”); provided, however, that the Partnership may grant restricted units or options to purchase Common Units under the Partnership’s 2005 Long-Term Incentive Plan.
          (l) Compliance with Sarbanes-Oxley Act. Each of the Teekay Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.
          (m) Price Manipulation. The Teekay Entities will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
          (n) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with Financial Industry Regulatory Authority (“FINRA”) (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses of the Partnership or the Teekay Entities incident to the performance by them of their obligations hereunder. Notwithstanding the foregoing, it is understood that, except as expressly provided in Section 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, transfer taxes on the resale by them of any of the Units, the transportation and other expenses incurred by or on their behalf in connection with presentations to potential purchasers of Units and any advertising expenses relating to offers of Units they may make.
          (o) Use of Proceeds. The Teekay Entities will use the net proceeds received by them from the sale of the Units as set forth in the Pricing Disclosure Package and the Prospectus.
          (p) Investment Company; PFIC. For a period of five years after the Closing Date or, if later, the Closing Date for the Option Units, the Partnership will use its best reasonable efforts to ensure that no Teekay Entity, nor any subsidiary thereof, shall become (i) an “investment company” as defined in the 1940 Act or (ii) a PFIC that would require action on the part of a unitholder to make an election to treat the PFIC as a “qualified electing fund” with respect to such unitholder.
          (q) PFIC Notice to Unitholders. If the Partnership notifies its unitholders that it or a subsidiary will be a PFIC, it will contemporaneously give similar notice to the Representatives, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to each Teekay Entity that is a PFIC.
          (r) Sanctions Laws and Regulations. The Partnership will not take, and will cause each subsidiary not to take, directly or indirectly, any action that could reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Units hereunder. Further, the Partnership will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Units, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Units to be in violation of the Sanctions Laws and Regulations or any agent or “Specially Designated National” of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.
          7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Teekay Parties contained herein as of the Applicable Time and each Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Teekay Parties made in any certificates delivered pursuant to the provisions hereof, to the performance by the Teekay Parties of their obligations hereunder and to the following additional conditions:
          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction.
          (b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Unit Purchase Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) The Partnership shall have requested and caused Watson, Farley & Williams (New York) LLP, special regulatory and Marshall Islands counsel for the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:
          (i) The Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the law of the Republic of The Marshall Islands, and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (ii) The General Partner and the Operating Company. Each of the General Partner and the Operating Company has been duly formed and is validly existing in good standing as a limited liability company under the law of the Republic of The Marshall Islands, and each has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (iii) Teekay. Teekay has been duly incorporated and is validly existing in good standing as a corporation under the law of The Republic of the Marshall Islands.

          (iv) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and, to counsel’s knowledge, the General Partner owns its general partner interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or under applicable securities laws).
          (v) Ownership of the Sponsor Units and the Incentive Distribution Rights. Teekay Holdings owns the Sponsor Units and the General Partner owns all of the Incentive Distribution Rights; all of such Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable; and to counsel’s knowledge, Teekay Holdings owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except, with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or under applicable law).
          (vi) Valid Issuance of the Firm Units. The Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable.
          (vii) Valid Issuance of the Private Sale Units. The Private Sale Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to Teekay Holdings against payment therefor in accordance with the terms of the Unit Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable.
          (viii) Ownership of the General Partner. Teekay Holdings directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable; and, to counsel’s knowledge, Teekay Holdings directly owns such membership interest free and clear of all Liens.
          (ix) Ownership of the Operating Company. The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable; and, to counsel’s knowledge, the Partnership owns such membership interest free and clear of all Liens other than Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (x) Ownership of the Operating Subsidiaries. The Operating Company owns, directly or indirectly, the membership interests in each of the Operating Subsidiaries set forth in Schedule II and formed in the Republic of The Marshall Islands; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of each Operating Subsidiary and have been fully paid (to the extent required under each Operating Subsidiary’s limited liability company agreement) and nonassessable; and to our knowledge, the Operating Company owns such membership interests free and clear of all Liens other than Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (xi) No Preemptive Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership, or (ii) any membership interests in the General Partner or the Operating Company, in each case pursuant to the limited partnership agreement, limited liability company agreement or other organizational documents of such entity. To the knowledge of such counsel and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, or (B) any membership interests in the General Partner or the Operating Company.
          (xii) No Registration Rights. To the knowledge of such counsel and except for rights waived by Teekay, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of any of the General Partner, the Partnership or the Operating Company (except, in the case of the Partnership, with respect to the Units as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus).
          (xiii) Authority and Authorization. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (A) the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) the Private Sale Units in accordance with and upon the terms and conditions set forth in the Unit Purchase Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Teekay Parties and Teekay or any of their respective stockholders, partners or members pursuant to the law of the Republic of The Marshall Islands, for the authorization, issuance, sale and delivery of the Common Units and the consummation of the transactions contemplated by this Agreement and the Unit Purchase Agreement has been validly taken.

          (xiv) Due Execution and Delivery of the Underwriting Agreement and the Unit Purchase Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Teekay Parties and Teekay and the Unit Purchase Agreement has been duly authorized, validly executed and delivered by the Partnership and Teekay.
          (xv) Enforceability of the Partnership Agreement. The Partnership Agreement constitutes a valid and legally binding obligation of each Teekay Party party thereto, enforceable against each such Teekay Party in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.
          (xvi) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement and the Unit Purchase Agreement, or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Teekay Parties, the organizational documents of Teekay or of any of the Operating Subsidiaries set forth in Schedule II and formed in the Republic of The Marshall Islands, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument governed by the law of the Republic of The Marshall Islands filed as an exhibit to the Registration Statement (including, without limitation, any document filed as an exhibit to any document incorporated by reference into the Registration Statement), (iii) violates or will violate any statute, law, rule, regulation, judgment, order or decree known to such counsel of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in, the Republic of The Marshall Islands, or (iv) to our knowledge results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities.
          (xvii) No Consents. No consent (as such term is defined in Section 1(z) hereof) of or with any court, governmental agency or body under the law of the Republic of The Marshall Islands having jurisdiction over any Teekay Entity or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement and the Unit Purchase Agreement by the Teekay Parties that are parties thereto and Teekay or the consummation of the transactions contemplated by this Agreement and the Unit Purchase Agreement.
          (xviii) Permits. To the knowledge of such counsel, no permits (as such term is defined in Section 1(ii) hereof) of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for any of the Teekay Entities formed under the law of the Republic of The Marshall islands to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          (xix) Accuracy of Statements. The statements (A) in the Registration Statement under the captions “Non-United States Tax Consequences — Marshall Islands Tax Consequences” and “Service of Process and Enforcement of Civil Liabilities” and (B) in the Partnership’s Annual Report on Form 20-F filed with the Commission on April 11, 2008 (the “Form 20-F”) under the captions “Item 4. Information on the Partnership — C. Regulations — Regulation - International Maritime Organization (or IMO),” “Item 4. Information on the Partnership — C. Regulations — Environmental Regulations — The United States Regulations,” “Item 4. Information on the Partnership — C. Regulations — - Environmental Regulation — Other Environmental Initiatives” and “Item 4. Information on the Partnership — D. Taxation of the Partnership — Marshall Islands Taxation,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby.
          (xx) Negative Assurance. Although we have not independently verified, are not passing on, and are not assuming any responsibility for the accuracy, completeness or fairness of the statements (A) in the Registration Statement under the captions “Non-United States Tax Consequences — Marshall Islands Tax Consequences” and “Service of Process and Enforcement of Civil Liabilities,” (B) in the Form 20-F under the captions “Item 4. Information on the Partnership — C. Regulations — Regulation — International Maritime Organization (or IMO),” “Item 4. Information on the Partnership — C. Regulations — Environmental Regulations — The United States Regulations,” “Item 4. Information on the Partnership- C. Regulations - Environmental Regulation — Other Environmental Initiatives” and “Item 4. Information on the Partnership — D. Taxation of the Partnership — Marshall Islands Taxation” and (C) in the Form 8-A/A under the captions “Our Partnership Agreement” (in each case except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the above-referenced sections of the Registration Statement, as of its Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the above-referenced sections of the Form 20-F or Form 8-A/A, as of the Closing Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (xxi) Tax Opinion. The opinion of Watson, Farley & Williams that is filed as Exhibit 8.2 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

          (xxii) Choice of Law. The choice of New York law to govern this Agreement and the Unit Purchase Agreement constitutes a valid choice of law under the law of the Republic of The Marshall Islands.
          (xxiii) Non-Exclusive Jurisdiction. The submission by the Partnership to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, is a valid submission under the law of the Republic of The Marshall Islands.
          (xxiv) Enforcement of Judgments. A judgment granted by a foreign court against the Partnership may be enforced in the Republic of The Marshall Islands without a retrial on the merits of the matter provided that: (i) the judgment is for a sum of money and is final in the jurisdiction granting the judgment; (ii) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment does not offend principles of the Republic of The Marshall Islands as to due process, propriety or public order, and (iii) the defendant was actually present in person or by a duly appointed representative and the judgment does not constitute in effect a default judgment.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to the laws of The Republic of the Marshall Islands and United States federal law.
          (d) The Partnership shall have requested and caused Perkins Coie LLP, counsel for the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:
          (i) Description of Tax Matters. The statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences — Tax-Exempt Organizations and Non-U.S. Investors,” and in the Annual Report on Form 20-F under the caption “Item 4. Information on the Partnership — D. Taxation of the Partnership — United States Taxation” insofar as they purport to constitute a summary of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby (except for the representations and statements of fact of the Partnership included in such discussion, as to which such counsel need not comment).
          (ii) Tax Opinion. The opinion of Perkins Coie LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
          (iii) No Options. To the knowledge of such counsel and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common

Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, or (B) any membership interests in the General Partner, the Operating Company, or the Operating Subsidiaries.
          (iv) No Registration Rights. To the knowledge of such counsel, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require any of the Teekay Entities to file a registration statement under the Act with respect to any securities of any of the Teekay Entities owned or to be owned by such person or to require any of the Teekay Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Teekay Entity under the Act, except for any such rights held by the General Partner or an Affiliate (as defined in the Partnership Agreement) of the General Partner pursuant to the Partnership Agreement, which rights have been waived or do not apply with respect to this Offering.
          (v) Accuracy of Statements. The statements (A) in the Registration Statement under the captions “Cash Distributions” and “Description of the Common Units,” (B) in the Form 8-A/A under the captions “Our Partnership Agreement” and “Cash Distributions,” and (C) in subsections a), b) and d) in the Form 20-F under the caption “Item 7. Major Unitholders and Related Party Transactions — Related Party Transactions,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement under the captions “Cash Distributions” and “Description of the Common Units” and in the Form 8-A/A under the captions “Our Partnership Agreement” and “Cash Distributions”; provided, however, that such counsel need not express any opinion with respect to Marshall Islands law.
          (vi) Effectiveness of Registration Statement. The Registration Statement was declared effective under the Act as of October 4, 2006; the Preliminary Prospectus and the Prospectus has been or will be filed with the Commission pursuant to Rule 424(b) in a manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened.
          (vii) Compliance as to Form. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on each Closing Date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.
          (viii) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Partnership prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical information included in such documents, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
          (ix) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not disclosed in the Registration Statement, the Pricing Disclosure Package or Prospectus as required and (ii) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Act or to be filed by the Act as exhibits to the Registration Statement that are not described or filed as required.
          (x) Investment Company. No Teekay Entity is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          (xi) Private Sale. It is not necessary in connection with the offer, sale and issuance of the Common Units pursuant to the Unit Purchase Agreement to register such Common Units under the Securities Act.
          In addition, such counsel shall state that, in the course of such counsel’s participation, as counsel to the Partnership, in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, such counsel has examined information available to it, including legal records, documents and proceedings, and has attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Teekay Entities and the independent public accountants for the Partnership, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed. Such counsel shall also state that, without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Pricing Disclosure Package, when considered together as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus, as of its issue date or as of each Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any opinion or belief with respect to (i) any financial statements, including the notes and schedules thereto and the auditor’s reports, if any thereon or (ii) other financial or statistical data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus).
          (e) The Partnership shall have requested and caused Adrian Dirassar, Associate General Counsel for Teekay, to have furnished to you a letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, which shall state that such counsel has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Partnership and its representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Pricing Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), when considered together as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and each Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (f) The Partnership shall have requested and caused Noble & Scheidecker, special Luxembourg counsel for the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:
          (i) Luxco. Luxco is a company duly incorporated and validly existing under the laws of Grand-Duchy of Luxembourg (“Luxembourg”) and has all requisite corporate capacity and power to acquire and own securities and or participations in Luxembourg or foreign corporations and to own or lease its properties and conduct its business, in each case in all material respects as described in the Prospectus.
          (ii) Ownership of Luxco. The issued capital of Luxco consists of 1,500 (one thousand five hundred) shares, all of which are held by the Operating Company. All the issued shares of capital stock of Luxco have been duly authorized, validly issued, fully subscribed for in cash and are not assessable. To such counsel’s knowledge, all of the shares of capital stock of Luxco are free of all liens.
          (iii) Preemptive Rights and Warrants. To such counsel’s knowledge, no warrant or other options to acquire exists with respect to any shares of capital stock of Luxco. There are no preemptive rights or other rights to subscribe for or to purchase any equity interests in Luxco pursuant to the Articles of Association of Luxco, issued by Maitre Joseph Elvinger, notary public in Luxembourg (the “Articles”). Pursuant to Article Ten of the Articles, Luxco’s shares may not be transferred to third parties (i.e. outside the realm of its shareholders) unless shareholder representing three-quarters of the corporate capital of Luxco have agreed thereto in a general meeting of shareholders.
          (iv) In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Luxembourg.
          (g) The Partnership shall have requested and caused PricewaterhouseCoopers, special Luxembourg tax advisor to the Partnership, to have furnished to you their written analysis, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that such advisor confirms that the discussion contained in the Form 20-F under the caption “Item 4. Information on the Partnership — D. Taxation of the Partnership — Luxembourg Taxation” is an accurate discussion of Luxembourg tax matters (except for the representations and statements of fact of the Partnership included in such discussion, as to which such advisor need not comment).
          In rendering such analysis, such advisor may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their analysis is limited to the laws of Luxembourg.
          (h) The Partnership shall have requested and caused Uría Menéndez Abogados, S.L.P., special Spanish counsel for the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:
          (i) Formation of Spanish Subsidiaries. Each of the Spanish subsidiaries of the Partnership listed on a schedule to such counsel’s opinion (the “Spanish Subsidiaries”) was duly incorporated and is validly existing as private limited liability company (Sociedad de responsabilidad limitada) under the laws of Spain. Each of the Spanish Subsidiaries has corporate power to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

          (ii) Ownership of Spanish Subsidiaries. All of the created units of stock of capital of each Spanish Subsidiary have been validly created and, assuming creation against payment therefore, are fully paid. All of the units of stock of corporate capital of the Spanish Subsidiaries are owned, directly or indirectly, by Luxco free and clear of all Liens, other than the pledges set forth on a schedule to such counsel’s opinion (the “Spanish Pledges”). To counsel’s knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible or exchangeable for, any units of stock of any Spanish Subsidiary.
          (iii) No Preemptive Rights or Options. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any shares of capital stock of any Spanish Subsidiary other than those set forth in the Spanish Private Limited Liability Companies Act (Ley 2/1995, de 23 de marzo, de Sociedades de Responsabilidad Limitada), in the Spanish Pledges, the Spanish credit agreements of Naviera Teekay Gas III, S.L. and Naviera Teekay Gas IV, S.L. (“Spanish Credit Agreement”) and in the Credit Agreements.
          (iv) Permits. To the knowledge of such counsel after due inquiry, each of the Spanish Subsidiaries has such permits of governmental or regulatory authorities of Spain as are necessary to own or lease its properties and to conduct its business, subject to such qualifications as may be set forth in the Operating Subsidiaries’ Organizational Documents and except for such permits which, if not obtained, reasonable could not, individually or in the aggregate, have a material adverse effect upon the ability or the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, to the knowledge of such counsel after due inquiry, none of the Spanish Subsidiaries has received any notice of proceedings in Spain relating to the revocation or modification of any such permits which, individually or in the aggregate could reasonably be expected to have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Spain.
          (i) The Partnership shall have requested and caused Uría Menéndez Abogados, S.L.P., special Spanish tax counsel to the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that such counsel confirms that the discussion contained in the Partnership’s Form 20-F under the caption “Item 4 — Taxation of the Partnership — Spanish Taxation” is an accurate discussion of relevant Spanish tax matters (except for the representations and statements of fact of the Partnership included in such discussion, as to which such counsel need not comment).
          In rendering such opinion, such advisor may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Spain.
          (j) The Partnership shall have requested and caused McCarthy Tétrault LLP, special Canadian counsel for the Partnership, to have furnished to you their written opinion, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that in the opinion of such counsel, the description in the Form 20-F under the caption “Item 10. Additional Information — Taxation — Canadian Federal Income Tax Consequences” and in the Prospectus under the caption “Non-United States Tax Consequences — Canadian Federal Income Tax Consequences” is a fair summary of the material Canadian federal income tax consequences under the Income Tax Act (Canada) to those holders of common units acquired in the offering described therein (except that in such opinion counsel need not address or comment on the representations and statements of fact of the Partnership included in such description including, without limitation, those relating to whether the activities or affairs of the Partnership can or will be conducted in a manner that the Partnership will not be carrying on business in Canada).
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Canada.
          (k) The Partnership shall have requested and caused PricewaterhouseCoopers, special Qatari tax advisor to the Partnership, to have furnished to you their written analysis, dated each Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that such advisor confirms that the discussion contained in the first four paragraphs in the Form 6-K under the caption “Item 1 — Information Contained in this Form 6-K Report — Taxation of the Partnership — Qatar Taxation” is an accurate discussion of Qatari tax matters (except for the representations and statements of fact of the Partnership included in such discussion, as to which counsel need not comment).
          In rendering such opinion, such advisor may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their analysis is limited to the laws of Qatar.

          (l) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated each Closing Date and addressed to the Underwriters, with respect to such matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (m) The General Partner shall have furnished to the Underwriters a certificate signed by its principal executive officer and principal financial officer dated the Closing Date and addressed to the Underwriters, to the effect that the signer of such certificate has carefully examined this Agreement, the Registration Statement, the Prospectus, the Pricing Disclosure Package and any supplements to the Prospectus and that:
          (i) the representations and warranties of the Teekay Parties in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and each Teekay Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;
          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;
          (iii) since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto); and
          (iv) such other matters as you may reasonably request.
          (n) The Partnership shall have requested and caused Ernst & Young LLP to have furnished to the Underwriters, at the Applicable Time and at each Closing Date, letters, dated respectively as of the Applicable Time and as of each Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with respect to the Teekay Entities within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and stating in effect that:
          (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related rules and regulations adopted by the Commission;

          (ii) on the basis of a reading of the audited financial statements of the Partnership included or incorporated by reference in the Registration Statement; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members, partners, stockholders, directors, managers and committees of the Teekay Entities; and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters of the Partnership and its subsidiaries as to transactions and events subsequent to December 31, 2007, nothing came to their attention which caused them to believe that:
     (1) with respect to the period subsequent to December 31, 2007, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Partnership and its subsidiaries or decreases in the consolidated net current assets (working capital) or partners’ equity of the Partnership and its subsidiaries as compared with the amounts shown on the December 31, 2007 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 2008 to such specified date (with respect to the Partnership and its subsidiaries) there were any decreases, as compared with the corresponding period during the preceding year in consolidated net revenues or net income of the consolidated companies, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or
     (2) the information included in the Form 20-F in response to Item 3 (Selected Financial Data) and Item 6B (Compensation) is not in conformity with the applicable disclosure requirements of Form 20-F; and
          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, including the information set forth under the captions “Item 3. Key Information — Selected Financial Data” “Item 5 — Operating and Financial Review and Prospects — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 6. Directors, Senior Management and Employees — Annual Executive Compensation,” “Item 6. Directors, Senior Management and Employees — Compensation of Directors,” “Item 11. Quantitative and Qualitative Disclosures About Market Risk” and “Item 16C. Principal Accountant Fees and Services” in the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation.

          References to the Preliminary Prospectus or Prospectus in this paragraph (n) include any supplement thereto at the date of the letter.
          (o) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (n) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Teekay Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto).
          (p) Prior to each Closing Date, the Teekay Entities shall have furnished to the Underwriters such further information, certificates and documents as the Representatives may reasonably request.
          (q) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the debt securities of any of the Teekay Entities, if applicable, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (r) The Units shall have been listed and admitted and authorized for trading on the NYSE subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriters.
          (s) The purchase and sale of the Private Sale Units pursuant to the Unit Purchase Agreement shall have been consummated on the terms contained therein.
          (t) At the Applicable Time, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto addressed to the Representatives from Teekay and from the executive officers and directors of the General Partner.
          If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date by the

Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          8. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Teekay Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Teekay Parties will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Units.
          9. Indemnification and Contribution.
          (a) The Teekay Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Teekay Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Teekay Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Teekay Parties may otherwise have.
          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Teekay Parties, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Teekay Parties within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity in Section 9(a) from the Teekay Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Teekay Parties through the Representatives by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters confirm and the Teekay Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (i) the name of each Underwriter and its participation in the sale of the Units, (ii) the first sentence of the fifth paragraph regarding offers by the Underwriters and selling concessions and (iii) the tenth, eleventh and twelfth paragraphs related to stabilization, syndicate covering transactions, penalty bids and discretionary sales in the Prospectus and the statement in the Issuer Free Writing Prospectus filed with the Commission dated April 17, 2008 under the caption “Stabilization Transactions” constitute the only information concerning the Underwriters furnished in writing to the Partnership through the Representatives by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus.
          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Teekay Parties, severally and jointly, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which one or more of the Teekay Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Teekay Parties on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Teekay Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Teekay Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Teekay Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Teekay Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Teekay Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Teekay Parties within the meaning of either the Act or the Exchange Act, each officer of the Teekay Parties who shall have signed the Registration Statement and each director of the Teekay Parties shall have the same rights to contribution as the Teekay Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
          10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names on Schedule I hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth on Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Teekay Parties. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Teekay Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Pricing Disclosure Package or the Prospectus (in each case exclusive of any supplement thereto).
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Teekay Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Teekay Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 8, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) Citigroup Global Markets Inc. Equity syndicate and confirmed to the Equity Syndicate, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 and (b) Wachovia Capital Markets, LLC Equity syndicate (fax no.: (212) 214-8918) and confirmed to the Equity Syndicate, Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Teekay LNG Partners L.P., Teekay House, Bayside Executive Park, West Bay Street and Blake Road, P.O. Box AP-59213, Nassau, Commonwealth of the Bahamas, Attn. Corporate Secretary (fax no. 242-502-8840) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: Christopher Hall (fax no. 503-346-2048).

          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          16. Judicial Proceedings.
          (a) The Teekay Parties irrevocably (i) agree that any legal suit, action or proceeding against the Teekay Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Teekay Parties has appointed Watson, Farley & Williams, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Teekay Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Teekay Parties shall be deemed, in every respect, effective service of process upon the Teekay Parties.
          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Teekay Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Teekay Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Teekay Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.
          17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          19. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the Underwriters are acting as a principal and not as an agent or fiduciary of the Partnership and (b) its engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriters have advised or are currently advising the Partnership on related or other matters).

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Teekay Parties and the Underwriters.

Very truly yours, TEEKAY LNG PARTNERS L.P.
By:	Teekay GP L.L.C., its general partner
By:	/s/ Peter Evensen
Peter Evensen
Chief Executive Officer and Chief Financial Officer

TEEKAY GP L.L.C.
By:	/s/ Peter Evensen
Peter Evensen
Chief Executive Officer and Chief Financial Officer

TEEKAY LNG OPERATING L.L.C.
By:	Teekay LNG Partners, L.P., its sole member
By:	Teekay GP L.L.C., its general partner
By:	/s/ Peter Evensen
Peter Evensen
Chief Executive Officer and Chief Financial Officer

TEEKAY CORPORATION
By:	/s/ Peter Evensen
Peter Evensen
Executive Vice President and Chief Strategy Officer

Signature Page to the Underwriting Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.
By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Pei-tse Wu
	Name:	Pei-tse (Loli) Wu
	Title:	Managing Director

By: WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.
Signature Page to the Underwriting Agreement

Annex 1
Pricing Term Sheet filed by the Partnership under Rule 433 dated April 17, 2008.

Annex 2
Pricing Information

Number of Units:	5,000,000
Price to Public:	$28.75
Closing Date:	April 23, 2008

SCHEDULE I
TEEKAY LNG PARTNERS L.P.

Number of Firm
Underwriter	Units to be Purchased

Citigroup Global Markets Inc.	1,500,000
Wachovia Capital Markets, LLC	1,500,000
Raymond James & Associates, Inc.	600,000
UBS Securities LLC	600,000
Deutsche Bank Securities Inc.	600,000
Dahlman Rose & Company, LLC	200,000

TOTAL	5,000,000

SCHEDULE II
TEEKAY LNG PARTNERS L.P.
LIST OF OPERATING SUBSIDIARIES

	Ownership
Subsidiary	Percentage	Jurisdiction
Teekay LNG Operating L.L.C.	100%	Marshall Islands
Teekay Nakilat Holdings Corporation	100%	Marshall Islands
Teekay Nakilat Corporation	70%	Marshall Islands
Al Marrouna Inc.	70%	Marshall Islands
Al Areesh Inc.	70%	Marshall Islands
Al Daayen Inc.	70%	Marshall Islands
Teekay Nakilat (II) Ltd	70%	United Kingdom
Teekay Nakilat Replacement Purchaser LLC	70%	Marshall Islands
Teekay Luxembourg S.A.R.L.	100%	Luxembourg
Teekay Spain, S.L.	100%	Spain
Teekay II Iberia S.L.	100%	Spain
Teekay Shipping Spain, S.L. (formerly Naviera F. Tapias, S.A.)	100%	Spain
Naviera Teekay Gas, S.L. (formerly Naviera F. Tapias Gas, S.A.)	100%	Spain
Naviera Teekay Gas II, S.L. (formerly Naviera F. Tapias Gas II, S.A.)	100%	Spain
Naviera Teekay Gas III, S.L. (formerly Naviera F. Tapias Gas III, S.A.)	100%	Spain
Naviera Teekay Gas IV, S.L. (formerly Naviera F. Tapias Gas IV, S.A.)	100%	Spain
Teekay Servicios Maritimos, S.L. (formerly Naviera F. Tapias Servicios Maritimos, S.A.)	100%	Spain

	Ownership
Subsidiary	Percentage	Jurisdiction
Dania Spirit	100%	Marshall Islands
African Spirit L.L.C.	100%	Marshall Islands
Asian Spirit L.L.C.	100%	Marshall Islands
European Spirit L.L.C.	100%	Marshall Islands
Taizhou Hull No. WZL 0501 LLC	100%	Marshall Islands
Taizhou Hull No. WZL 0502 LLC	100%	Marshall Islands
Taizhou Hull No. WZL 0503 LLC	100%	Marshall Islands
Arctic Spirit L.L.C.	100%	Marshall Islands
Polar Spirit L.L.C.	100%	Marshall Islands

EXHIBIT A
[Form of Lock-Up Agreement]
Teekay LNG Partners L.P.
Public Offering of Common Units
April      , 2008
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
     c/o Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Teekay LNG Partners L.P., a Marshall Islands limited partnership (the “Partnership”), Teekay GP L.L.C., a Marshall Islands limited liability company, Teekay LNG Operating L.L.C., a Marshall Islands limited liability company, and Teekay Corporation, a Marshall Islands corporation, and each of you as Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”).
          In order to induce you and the other Underwriters named in the Underwriting Agreement to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 60 days after the date of the Underwriting Agreement (the “Restricted Period”), other than dispositions of Common Units by gift to the undersigned’s immediate family members, to trusts established for the benefit of the undersigned’s immediate family members or to charitable organizations (provided that any such person, trust or charitable organization agrees as a condition to receiving such gift to be bound by the terms of the foregoing terms of this sentence).

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
          Notwithstanding the foregoing, the restrictions herein shall not apply to transactions relating to Common Units acquired in open market transactions after the completion of the public offering, provided that with respect to any proposed subsequent sales of Common Units acquired in such open market transactions, it shall be a condition to such proposed subsequent sales that no filing by any party under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such sales.

Very truly yours, Name:

EXHIBIT B
TEEKAY LNG PARTNERS L.P.
LIST OF VESSELS AND OWNERS

Operating LNG Vessels	Owner	Jurisdiction of Registration
Hispania Spirit	Naviera Teekay Gas, S.A.	Spain
Galicia Spirit	Naviera Teekay Gas II, S.A.	Spain
Catalunya Spirit	Naviera Teekay Gas III, S.A.	Spain
Arctic Spirit	Arctic Spirit L.L.C.	Bahamas
Polar Spirit	Polar Spirit L.L.C.	Bahamas

Operating LPG Tankers	Owner
Dania Spirit	Dania Spirit	Bahamas

LPG Newbuildings	Owner
Hull No. WZL0501	Taizhou Hull No. WZL0501 L.L.C.	Bahamas (expected)
Hull No. WZL0502	Taizhou Hull No. WZL0502 L.L.C.	Bahamas (expected)
Hull No. WZL0503	Taizhou Hull No. WZL0503 L.L.C.	Bahamas (expected)

Operating Suezmax Tankers	Owner
European Spirit	European Spirit L.L.C.	Bahamas
African Spirit	African Spirit L.L.C.	Bahamas
Asian Spirit	Asian Spirit L.L.C.	Bahamas